UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)   June 3, 2005

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia	30328-5352

(Address of Principal Executive Offices)	(Zip Code)

(770) 391-9500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 TERM SHEET DATED JUNE 3,2005
EX-10.2 SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
EX-10.3 SECOND AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
EX-99.1 PRESS RELEASE DATED JUNE 3,2005

Item 1.01. Entry into a Material Definitive Agreement.

     On June 3, 2005, AFC Enterprises, Inc. (the “Company”) announced that its Board of Directors has appointed Kenneth Keymer, the current President of Popeyes, as the Company’s Chief Executive Officer effective September 1, 2005. Mr. Keymer will succeed Frank Belatti, the Company’s founder, who will continue as Chairman of the Board of Directors. Mr. Keymer’s employment agreement will be amended to reflect the change in his employment, duties and performance thereof pursuant to a term sheet dated June 3, 2005 between the Company and Mr. Keymer. The term sheet provides for an initial base salary of $500,000 plus a $15,000 flex perk bonus. The term sheet covers employment for an initial term through fiscal 2007 with an automatic extension for successive one-year periods following the expiration of each term. The term sheet also provides for a potential annual bonus of up to $500,000.

     Pursuant to the term sheet, Mr. Keymer will receive 50,000 options to purchase the Company’s common stock on September 1, 2005 that will vest over four years with the option price to be the fair market value on the date of the grant. The term sheet also provides for a revision of the vesting schedule for Mr. Keymer’s outstanding, unvested restricted stock grants to provide for vesting over three years. In addition, the term sheet provides for certain benefits for Mr. Keymer in the event of a “change in control” as such term will be defined in the amended employment agreement. The term sheet also stipulates that if Mr. Keymer is terminated for any reason other than for cause, he will be entitled to a prorated bonus for that year and reimbursement for COBRA expenses for a period of the earlier of 18 months or Mr. Keymer’s receiving comparable benefits from a new employer.

     Mr. Keymer currently serves as President of Popeyes pursuant to an agreement dated June 1, 2004, as amended on March 28, 2005, which provides for an annual base salary of $450,000, subject to annual adjustment by the Board of Directors, an annual incentive bonus, fringe benefits, participation in Company-sponsored benefit plans and such other compensation as may be approved by the Board of Directors. The initial term of the agreement ended December 31, 2004, but automatically extends for an additional year following the end of each year of employment, without further action by the Company or Mr. Keymer, unless notice is given by the Company or Mr. Keymer not to renew. Pursuant to the terms of the employment agreement, if employment is terminated without cause or if written notice not to renew employment is given by the Company, Mr. Keymer would in certain cases be entitled to, among other things, up to two times his annual base salary and up to two times the bonus payable to Mr. Keymer for the fiscal year in which such termination occurs. Under the agreement, upon a change of control of the Company and a significant reduction in Mr. Keymer’s responsibilities or duties, Mr. Keymer may terminate his employment and would be entitled to receive the same severance pay he would have received had his employment been terminated without cause.

     On June 7, 2005, the Company also entered into amendments to employment agreements with Frederick B. Beilstein, the Company’s Chief Financial Officer, and Allan J. Tanenbaum, the Company’s General Counsel. The amendment to Mr. Beilstein’s employment agreement provides for a term through December 25, 2005. In addition, the terms of Mr. Beilstein’s stay bonus were amended to provide for fifty percent of the stay bonus to be paid as soon as practicable following the execution of the amendment and fifty percent of the stay bonus to be paid as soon as practicable following Mr. Beilstein’s termination on December 25, 2005. Mr. Beilstein’s stay bonus is equal to one times his base salary and target incentive pay for fiscal 2005. The amendment to Mr. Tanenbaum’s employment agreement provides for a term through August 31, 2005 with an option by the Company to automatically extend the employment agreement for such additional time as Mr. Tanenbaum’s services are needed, not to exceed a term ending on December 25, 2005. In addition, the terms of Mr. Tanenbaum’s stay bonus were amended to provide that the stay bonus will be paid upon Mr. Tanenbaum’s termination and will equal a prorated portion of an amount equal to one times Mr. Tanenbaum’s base salary and target incentive pay for fiscal 2005. The termination without cause provisions of Mr. Beilstein’s and Mr. Tanenbaum’s employment agreements were amended to reflect the revised terms of the agreements. Descriptions of the other terms of Mr. Beilstein’s and Mr. Tanenbaum’s employment agreements are described under the heading “Employment Agreements” in the Company’s 2005 proxy statement for the 2005 Annual Meeting of Shareholders and are incorporated herein by reference. Copies of the amendments to Mr. Beilstein’s and Mr. Tanenbaum’s employment agreements are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively.

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 3, 2005, the Company announced that its Chief Executive Officer, Frank Belatti, will resign as CEO effective September 1, 2005. Mr. Belatti will continue as the Company’s Chairman of the Board of Directors.

     As described in Item 1.01, Kenneth Keymer will become the Company’s President and Chief Executive Officer, effective September 1, 2005. The Company and Mr. Keymer have entered into a term sheet dated June 3, 2005 relating to Mr. Keymer’s employment as President and Chief Executive Officer. The material terms of the term sheet and current employment agreement are described in Item 1.01 and such information is incorporated herein by reference.

     Mr. Keymer, age 57, has served as the Company’s President of Popeyes since June 1, 2004. From January 2002 to December 2003, Mr. Keymer served as President and Co-chief Executive Officer and Member of the Board of Directors of Noodles & Company, which is based in Boulder, Colorado. From August 1996 to January 2002, Mr. Keymer was President and Chief Operating Officer of Sonic Corporation, the largest publicly-held chain of drive-in restaurants in the U.S.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Term Sheet dated June 3, 2005 between the Company and Kenneth Keymer.
10.2	Second Amendment to Employment Agreement dated June 7, 2005 between the Company and Frederick B. Beilstein.
10.3	Second Amendment to the Amended and Restated Employment Agreement dated June 7, 2005 between the Company and Allan J. Tanenbaum.
99.1	Press Release dated June 3, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.

Date: June 7, 2005	By:	/s/ Frank J. Belatti

Frank J. Belatti
Chairman of the Board and Chief Executive Officer